Exhibit 32.1

Certification of the Principal Executive Officer required by Rule 13a-14(b) and Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Annual Report on Form 10-K of Betawave Corporation, a Delaware corporation (the “Company”), for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Tabreez Verjee, President and Interim Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2010

/s/ Tabreez Verjee
Tabreez Verjee
President and Interim Chief Executive Officer
(Principal Executive Officer)